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                                                                      Exhibit 99


              ASTRA AND MERCK RESTRUCTURE ASTRA MERCK RELATIONSHIP

                -- New Entity, Astra Pharmaceuticals, to Combine
                   Operations of Astra Merck and Astra USA --

        -- Astra to Assume Management Control of Astra Pharmaceuticals --

        -- Astra Expects Combination to Generate Significant Synergies --

           -- Merck to Participate in Astra Pharmaceuticals' Growth --

    -- Agreement Accretive to Merck Immediately; to Astra After Two Years --

   -- Astra Acquires Right to Buy Out Merck's Interest in 2008 at Earliest --

NEW YORK, JUNE 19, 1998 -- Astra AB (NYSE: A) and Merck & Co., Inc. (NYSE: MRK) announced today they have signed a definitive agreement under which their 50-50 joint venture, Astra Merck, Inc., will be restructured and Astra Merck's business will be combined with Astra's wholly owned subsidiary, Astra USA Inc., in a new U.S. limited partnership, named Astra Pharmaceuticals LP, over which Astra will have management control as the general partner.

Astra expects that the combination of Astra Merck and Astra USA and the resultant opportunities to market products of both entities more effectively, will create revenue synergies. While Astra anticipates no reduction in the field sales forces, it does expect that Astra Pharmaceuticals will benefit from cost savings in other areas of about $100 million annually by 2000. Astra expects the restructuring of the relationship with Merck to be accretive to Astra Group net earnings from 2000 after a modest initial dilution.

Merck expects that from the outset the new agreement will yield more revenue and income to Merck than the company would have received under the existing joint venture agreement. Under the new agreement, Merck will receive financial consideration in three ways: First, Merck will receive ongoing revenue and income for at least 10 years based on sales of current and pipeline Astra Merck products and certain Astra USA products. Second, Astra will have the right to buy out Merck's interest in these products in 2008, 2012 or 2016, except that Merck's interest in the gastrointestinal medicines Prilosec and perprazole will continue until 2017, if their combined sales stay above a specified level. The cash buyout will be based on a multiple of the prior three-year average of pre-tax income received by Merck for all products except Prilosec and perprazole, but will be no less than $4.4 billion in 2008. Third, in order to facilitate the restructuring, Astra will loan Merck $1.4 billion in cash at closing.
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In addition, if Astra merges with or is acquired by another company, Merck will continue to receive ongoing revenue and income from sales of then current and pipeline products, but Merck's right to revenue and income from compounds subsequently discovered or acquired will terminate and Merck will receive a payment of $675 million to $1.5 billion. In this event, Merck could require Astra, in 2008, to purchase Merck's interest in sales of then current and pipeline products (except Prilosec and perprazole), but the minimum received by Merck will be higher than it would have been had Astra not merged or been acquired.

The newly-formed entity, Astra Pharmaceuticals, will have headquarters in Wayne, PA, with production and development facilities in Westborough, MA. Astra Pharmaceuticals will be fully consolidated into Astra Group's financials. On a pro forma basis, Astra Pharmaceuticals had 1997 sales of approximately $2.7 billion, which represents approximately 40 percent of Astra Group sales, and 3,800 employees. Carl-Gustaf Johansson will be President and CEO of Astra Pharmaceuticals. Mr. Johansson is an Executive Vice President and member of executive management of Astra Group. He will retain those responsibilities.

"This transaction establishes a new and more dynamic presence for Astra in the United States," said Hakan Mogren, Astra President and CEO. "The strength of our product portfolio and our R&D pipeline will be complemented and enhanced by the efficiency and critical mass resulting from the creation of Astra Pharmaceuticals. Astra today embarks on the next stage in our growth and development. We now have the strategic freedom to best serve the interests of our shareholders by charting our own course in the global pharmaceutical market."

Raymond V. Gilmartin, Merck Chairman and CEO said: "The new arrangement offers multiple benefits to Merck in terms of our long-term growth objectives. Merck's share in the profitability of the current and pipeline Astra Merck products, including Prilosec, will be undiminished and Merck will gain additional income from certain Astra USA. products. Moreover, Merck will receive full value for its interest in Astra's pipeline should Astra merge or be acquired or should Astra exercise its option to buy out Merck's interest in 2008 or beyond. All in all, this is a very advantageous agreement for Merck shareholders at this juncture."

Judy C. Lewent, Merck Senior Vice President and CFO said: "Over the years, the Astra Merck joint venture has contributed to Merck's growth. We are pleased that, through this new agreement, Merck will participate in the future growth of Astra Pharmaceuticals."


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"The exceptional growth of Astra Merck and Astra USA has come as a result of the dedication of employees at both companies. Based on the portfolio of current products from both Astra Merck and Astra USA and the pipeline of planned introductions over the coming years, we believe Astra Pharmaceuticals will be able to offer our employees exciting and challenging career opportunities," Mr. Mogren concluded.

Astra and Merck began their collaboration in 1982 and commenced their 50-50 joint venture, Astra Merck in 1994. Astra Merck markets certain Astra products in the U.S., including Prilosec, the best-selling prescription medication in the world. Astra Merck, which had 1997 sales of $2.3 billion, has 2,200 employees, including a 1,500-person sales force. Astra USA established in 1947 and located in Westborough, MA, is a leading marketer of hospital products in the U.S., including Xylocaine, a leading local anesthetic. Astra USA which had 1997 sales of $400 million, has approximately 1,600 employees, including a 700-person sales force. In recent years, the company has successfully introduced several products in the U.S. market, including Toprol-XL, a beta-blocker, and is at present introducing Pulmicort Turbuhaler, the biggest-selling anti-asthma agent in Europe.

Astra and Merck anticipate no impediments to closing the agreement as of July 1, 1998, and will work together to effect an orderly transfer to Astra's control. No Hart Scott Rodino anti-trust filing is required for this transaction.

Astra is an international pharmaceutical company, based in Sweden, with operations in some 45 countries. The company, a leader in the development of gastrointestinal, cardiovascular, respiratory and pain control products with 1997 revenues of $5.9 billion, has been one of the fastest-growing pharmaceutical companies over the past decade.

Merck is a global, research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of human and animal health products, directly and through its joint-ventures, and provides pharmaceutical benefit services through Merck-Medco Managed Care.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

THE FORWARD-LOOKING STATEMENTS BY MERCK ARE RELATED TO EXPECTATIONS OF THE EFFECT ON MERCK'S REVENUE AND INCOME AS A RESULT OF THE NEW AGREEMENT. NO FORWARD-LOOKING STATEMENT CAN BE GUARANTEED AND ACTUAL RESULTS MAY DIFFER. ADDITIONAL, DETAILED INFORMATION CONCERNING A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IS SET FORTH IN MERCK'S FORM 10-K (UNDER "CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS") FOR THE FISCAL YEAR WHICH ENDED


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DECEMBER 31, 1997. COPIES OF MERCK'S FORM 10-K ARE AVAILABLE ON REQUEST TO
MERCK'S OFFICE OF STOCKHOLDER SERVICES.

THE FORWARD-LOOKING STATEMENTS BY ASTRA ARE RELATED TO PROJECTIONS ABOUT OPERATING AND FINANCIAL RESULTS AS A RESULT OF THE NEW AGREEMENT. NO FORWARD-LOOKING STATEMENTS CAN BE GUARANTEED AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED AS A RESULT OF VARIOUS IMPORTANT FACTORS. ADDITIONAL, DETAILED INFORMATION CONCERNING CERTAIN SUCH FACTORS AND OTHER RISKS ARE SET FORTH IN ASTRA'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. A COPY OF ASTRA'S FORM 20-F IS AVAILABLE UPON REQUEST TO ASTRA'S OFFICE OF INVESTOR RELATIONS.

                                 # # #

Note to Editors:  Prilosec, Toprol-XL, Xylocaine and Pulmicort
                  Turbuhaler are registered trademarks.

Contacts:

Astra AB                                       Merck & Co., Inc.
--------                                       -----------------
Staffan Ternby (Press)                         John Doorley (Press)
Tel. 46 8 553 261 07                           Tel. 1-908-423-4081
Michael Olsson (Investor Relations)            Laura Jordan (Investor Relations)
Tel. 46 8 553 259 52                           Tel. 1-908-423-5185
Jorgen Winroth (Investor Relations U.S.)
Tel. 1-609-896-4148


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